As filed with the Securities and Exchange Commission on January 12, 2006

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORAUTUS GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	33–0687976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW,

Suite 313,

Atlanta, Georgia 30308

(404) 526–6200

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Richard E. Otto

Corautus Genetics Inc.

75 Fifth Street, NW

Suite 313

Atlanta, Georgia 30308

(Name and address of agent for service)

(404) 526–6200

(Telephone number, including area code, of

agent for service)

Copy to: Robert E. Tritt, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, N.E. Suite 5300 Atlanta, Georgia 30308 (404) 527–4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, par value $0.001 per share
Warrants
Total	$50,000,000		$50,000,000	$5,350

(1)	This registration statement also covers an indeterminate number of shares of common stock that may be issued upon exercise of warrants registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	There is being registered hereunder an indeterminate number of shares of common stock and warrants of the registrant as may be sold from time to time by the registrant, but in no event will the aggregate offering price of all shares issued pursuant to this registration statement exceed $50 million.
(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.
(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 12, 2006

PROSPECTUS

$50,000,000

CORAUTUS GENETICS INC.

COMMON STOCK AND WARRANTS

By this prospectus, we may offer a number of shares of our common stock and warrants to purchase shares of our common stock, alone or in any combination, up to an aggregate initial offering price of $50,000,000 in one or more transactions. We will provide specific terms for any sale of common stock or warrants in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to offer and sell the shares of common stock or warrants unless accompanied by a prospectus supplement.

Our common stock is traded under the symbol “VEGF” on the Nasdaq Capital Market. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or the Nasdaq Capital Market of the securities covered by such prospectus supplement. We urge you to obtain current market quotations for our common stock.

The principal executive offices of Corautus Genetics Inc. are located at 75 Fifth Street, NW, Suite 313, Atlanta, Georgia 30308, our telephone number is (404) 526–6200, and our Internet address is www.corautus.com.

Investing in our common stock and warrants involves a high degree of risk. See “ Risk Factors” on page 2 of the prospectus. We may also include risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

The securities may be sold directly by us to investors, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters, agents or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, agents, or dealers and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED HEREIN OR THEREIN TO WHICH WE HAVE REFERRED YOU.   WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.   THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES.   THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may sell shares of our common stock or warrants to purchase shares of our common stock, alone or in any combination, up to an aggregate initial offering price of $50 million in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offer and sale. This prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

As used in this prospectus, the terms “we,” “our,” “us,” and “Corautus” may, depending on the context, refer to Corautus Genetics Inc., including its consolidated subsidiaries.

DESCRIPTION OF CORAUTUS GENETICS INC.

Corautus is a biopharmaceutical company dedicated to the development of innovative gene transfer therapy products for the treatment of cardiovascular (severe angina) and peripheral vascular disease. Gene therapy is technology that uses genetic materials as therapeutic agents to treat disease. Gene therapy seeks to restore, augment or correct gene functions either by the addition of normal genes or by neutralizing the activity of defective genes. Corautus, formerly known as GenStar Therapeutics Corporation and Urogen Corp., was formed as a Delaware corporation on June 30, 1995. Under the name UroGen Corp., UroGen operated as a division of Medstone International, Inc. between July 1, 1991 (inception) and June 30, 1995. UroGen changed its name to GenStar Therapeutics Corporation in March 2000.

On February 5, 2003, GenStar Therapeutics Corporation completed a merger with Vascular Genetics Inc. and concurrently changed its name to Corautus Genetics Inc. The focus of the combined entity is the clinical development of gene transfer therapy products using a vascular growth factor gene, Vascular Endothelial Growth Factor 2 (VEGF–2), for the treatment of severe cardiovascular and peripheral vascular disease.

Our principal executive offices are located at 75 Fifth Street, N.W., Suite 313, Atlanta, Georgia 30308. Our telephone number is (404) 526–6200. Our internet address is www.corautus.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

The prospectus supplement applicable to each type securities we offer will contain a discussion of the risks applicable to an investment in Corautus and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risks and Uncertainties” in our Annual Report on Form 10-K for our latest fiscal year, and our subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the SEC from time to time, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

FORWARD–LOOKING STATEMENTS

We believe it is important to communicate our expectations to investors. However, there may be events in the future that we are not able to predict accurately or that we do not fully control that could cause actual results to differ materially from those expressed or implied. This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may contain forward–looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our ongoing clinical trial, including its cost, projections about our future results of operations or our financial condition, benefits of achieving Fast Track designation, benefits from the alliance with Boston Scientific, benefits from manufacturing agreements, research, development and commercialization of our product candidates, the potential of additional product candidates or indications, sufficient and timely enrollment of suitable patients in our clinical trial, whether early-stage clinical trial results are any indication of results in subsequent clinical trials, anticipated trends in our business, manufacture of sufficient and acceptable quantities of our proposed products on a timely and cost efficient basis, approval of our product candidates, meeting additional capital requirements and other risks that could cause actual results to differ materially. The forward–looking statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward–looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for working capital and for other general corporate purposes, which may include funding of clinical trials.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and warrants to purchase shares of our common stock, alone or in any combination, up to an aggregate initial offering price of $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus, together with the additional information included in any applicable prospectus supplement, provides you with a general description of the securities we may offer but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, and the certificates of designation relating to our series of preferred stock before you purchase any shares of our common stock or warrants to purchase shares of our common stock because those documents and not this description set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such securities may differ from the terms described below.

Authorized Capital Stock

We are authorized by our certificate of incorporation, as amended, to issue 100,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.01 par value. As of January 10, 2006, there were 19,698,479 shares of common stock and 1,387,377 shares of preferred stock outstanding.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of shares of common stock have full voting rights, one vote for each share held of record. Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available therefore and share pro rata in any distributions to common stock holders upon liquidation. Holders of common stock have no conversion, preemptive or subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and all the shares of common stock issued by us upon the exercise of outstanding warrants will, when issued, be fully paid and nonassessable.

Preferred Stock

We currently have two series of preferred stock outstanding- series C preferred stock and series D preferred stock. The series C preferred stock has limited voting rights, certain conversion rights, and certain preferences upon liquidation. Additionally, the holders of series C preferred stock are not entitled to dividends. The series D preferred stock has full voting rights (one vote for each share of common stock into which such series D shares are convertible), certain conversion, preemptive, and subscription rights, and certain preferences upon liquidation. Additionally, holders of series D preferred stock are entitled to receive dividends pro rata (based upon shares of common stock into which the series D preferred stock is convertible) with the holders of common stock. The respective certificates of designation of these series of preferred stock should be reviewed for more information on the rights and preferences of such stock.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	redemption prices;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Certain Provisions in our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Our certificate of incorporation and bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over that could disrupt our operations, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Pursuant to our bylaws, the number of directors shall be between six and twelve, with the actual number being set from time to time by resolution adopted by the board of directors. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.

Our bylaws provide that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

We also are subject to a Delaware statute regulating “business combinations,” defined to include a broad range of transactions, between Delaware corporations and “interested stockholders,” defined as persons who have acquired at least 15% of a corporation’s stock. Under such statute, a corporation may not engage in any business combination with any interested stockholder for a period of three years after the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute’s restrictions. We have not sought to “elect out” of the statute. Therefore, the restrictions imposed by such statute will apply to us.

Warrants

We may offer warrants to purchase our common stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The prospectus supplement relating to any warrants to purchase common stock may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may offer and sell securities under this prospectus in one or more of the following ways, or any other way set forth in an applicable prospectus supplement, from time to time:

•	directly to one or more purchasers;

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	through a combination of any such methods above described.

The prospectus supplement for each issuance of our securities will describe the offering, including:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any commissions paid to agents;

•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters and Dealers

We may sell the securities offered under this prospectus to or through one or more underwriters or dealers. The applicable prospectus supplement will describe the number and terms of the securities to be sold, the name or names of any underwriters or dealers with whom we have entered into an arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we expect to receive from such sale.

If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions, which is not expected to exceed that customary in such types of transactions, from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re–allowed or paid to dealers may be changed from time to time.

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement, under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement would state that this is the case and would describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the securities, the underwriters may engage in over–allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”), as follows:

•	Over–allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a broker–dealer when the securities originally sold by that broker–dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

We also may, from time to time authorize dealers to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers specified in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein.

Agents

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents and the terms and conditions upon which such agents may offer and sell these securities in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectus supplement. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein.

Direct Sales

We may sell any of the securities directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement, or a post–effective amendment to the registration statement of which this prospectus is part.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.

State Securities Laws

In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and met.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by McKenna Long & Aldridge LLP, Atlanta, Georgia. McKenna Long & Aldridge LLP is the owner of 11,964 shares of our common stock.

EXPERTS

The consolidated financial statements of Corautus Genetics Inc. (formerly GenStar Therapeutics Corporation) (a development stage enterprise) appearing in Corautus Genetics Inc.’s Annual Report (Form 10–K) for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents, upon payment of a duplication fee, by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of the SEC’s Public Reference Room. Also, the SEC maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, you may obtain copies of such filings at the “Investor Relations” portion of our website (www.corautus.com).

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus and any prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, including any filings after the date of this prospectus and any prospectus supplement, until the common stock and warrants to which this prospectus and any prospectus supplement relates are sold or the offering is otherwise terminated. Additionally, we incorporate by reference all documents that we may file with the SEC after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement in a document incorporated by reference into this prospectus and any prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus and any prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

(1) Annual Report on Form 10–K for the fiscal year ended December 31, 2004, including those portions incorporated by reference therein from our definitive proxy materials on Schedule 14A as filed with the SEC on July 14, 2005.

(2) Quarterly Report on Form 10–Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

(3) Current Reports on Form 8–K filed January 4, 2005, February 10, 2005, March 11, 2005, May 3, 2005, May 19, 2005, June 30, 2005, August 16, 2005, October 5, 2005, and January 11, 2006; and

(4) The description of our common stock as contained in our Registration Statement on Form 8–A as filed with the SEC on October 12, 2004, including all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. Requests for such documents can be made by contacting us at the following address or telephone number:

Corautus Genetics Inc.

75 Fifth Street, NW

Suite 313

Atlanta, Georgia 30308

Telephone: (404) 526–6200

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$5,350
Printing fees	50,000
Legal fees and expenses	100,000
Blue Sky Filing fees	20,000
Accounting fees and expenses	25,000
Miscellaneous fees	10,000

Total	$210,350

The foregoing, except for the SEC registration fee, are estimates. We will pay all of the above expenses.

Item 15. Indemnification of Directors and Officers

We are empowered by the laws of the state of Delaware, subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Corautus. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Our bylaws provide for indemnification for our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnity agreements with our officers and directors providing, in each case, for the indemnification by Corautus of such individuals for all losses and related expenses (subject to certain limitations) incurred by them arising out of the discharge of their respective duties as directors and/or officers of Corautus.

The foregoing statements are subject to the detailed provisions of Delaware law, our Restated Certificate of Incorporation and our bylaws.

Pursuant to Delaware law, Article VII of our Restated Certificate of Incorporation provides that no director of Corautus shall be personally liable to Corautus or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his or her duty of loyalty to Corautus or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) in connection with the unlawful payment of dividends or an unlawful stock purchase or redemption under Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.

We have purchased and currently maintain insurance on behalf of our officers and directors against liability asserted against or incurred by these persons in their capacity as an officer or director, or arising out of their status as an officer or director, regardless of whether we would have the power to indemnify or advance expenses to these persons against these liabilities under our certification of incorporation, bylaws or Delaware law.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8–K)

4.1	Restated Certificate of Incorporation (incorporated by reference to our Registration Statement on Form 10–SB filed February 9, 1996)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10–KSB filed March 30, 2000)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of our Annual Report on Form 10–K filed March 28, 2003)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of our Annual Report on Form 10–K filed March 28, 2003)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 of our Annual Report on Form 10–K filed March 28, 2003)

4.6	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (incorporated by reference to Exhibit 3.14 of our Registration Statement on Form S-4/A filed December 19, 2002)

4.7	Certificate of Designation of Preferences and Rights of Series D Preferred Stock (incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10–Q filed August 14, 2003)

4.8	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.10 of our Annual Report on Form 10–K filed March 30, 2004)

4.9	Form of Specimen Common Stock Certificate

4.10	Form of Common Stock Warrant Agreement (together with form of Warrant Certificate) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K)

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities it offers, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 12, 2006.

CORAUTUS GENETICS INC. (Registrant)

By:	/s/ Robert T. Atwood
Robert T. Atwood Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Atwood, Jack W. Callicutt and Richard E. Otto, and each of them, as his true and lawful attorneys–in–fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post–effective amendments) to this Registration Statement on Form S–3, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys–in–fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys–in–fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated as of January 12, 2006, have signed this registration statement.

Signatures	Title

/s/ James C. Gilstrap James C. Gilstrap	Chairman of the Board

/s/ Richard E. Otto Richard E. Otto	President and Chief Executive Officer (Principal Executive Officer) Director

/s/ Robert T. Atwood Robert T. Atwood	Executive Vice President and Chief Financial Officer (Principal Financial Officer) Director

/s/ Jack W. Callicutt Jack W. Callicutt	Vice President- Finance and Administration, Chief Accounting Officer (Principal Accounting Officer)

/s/ Eric N. Falkenberg Eric N. Falkenberg	Director

Signatures	Title

/s/ John R. Larson John R. Larson	Director

/s/ F. Richard Nichol F. Richard Nichol	Director

/s/ B. Lynne Parshall B. Lynne Parshall	Director

/s/ Ivor Royston Ivor Royston	Director

/s/ Victor W. Schmitt Victor W. Schmitt	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8–K)

4.1	Restated Certificate of Incorporation (incorporated by reference to our Registration Statement on Form 10–SB filed February 9, 1996)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10–KSB filed March 30, 2000)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of our Annual Report on Form 10–K filed March 28, 2003)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of our Annual Report on Form 10–K filed March 28, 2003)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 of our Annual Report on Form 10–K filed March 28, 2003)

4.6	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (incorporated by reference to Exhibit 3.14 of our Registration Statement on Form S-4/A filed December 19, 2002)

4.7	Certificate of Designation of Preferences and Rights of Series D Preferred Stock (incorporated by reference to Exhibit 4.1 of our Quarterly Report on Form 10–Q filed August 14, 2003)

4.8	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.10 of our Annual Report on Form 10–K filed March 30, 2004)

4.9	Form of Specimen Common Stock Certificate

4.10	Form of Common Stock Warrant Agreement (together with form of Warrant Certificate) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K)

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)